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                                                                     EXHIBIT 1.1

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                              iSTAR FINANCIAL INC.

                            (a Maryland corporation)


                        10,000,000 Shares of Common Stock


                               PURCHASE AGREEMENT


Dated:  November 14, 2002

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                              iSTAR FINANCIAL INC.

                            (a Maryland corporation)

                        10,000,000 Shares of Common Stock

                           (Par Value $.001 Per Share)

                               PURCHASE AGREEMENT

                                                               November 14, 2002

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC,
   as Representatives of the several Underwriters
c/o  Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

     iStar Financial Inc., a Maryland corporation (the "Company"), and SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company (the "Selling Stockholder"), confirm their respective agreements with each of the Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Lehman Brothers Inc. ("Lehman Brothers"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and UBS Warburg LLC are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") set forth in Schedules A and B hereto and
(ii) the grant by the Selling Stockholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,500,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 10,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,500,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

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     The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company, the Selling Shareholder and the Underwriters agree that up to 85,660 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain officers and directors of the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such officers and directors by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on Form S-3 (Nos. 333-32946 and 333-83646) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related prospectuses, which have become effective. The registration statements (including the exhibits thereto and schedules thereto, if any) as amended at the time they became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statements at the time of effectiveness pursuant to Rule 430A under the 1933 Act), are hereinafter referred to as the "Registration Statements." The term "Effective Date" shall mean each date that the Registration Statements and any post-effective amendment or amendments thereto became or become effective. The term "Base Prospectuses" shall mean each of the prospectuses referred to in Section 1(a)(i) hereof contained in the Registration Statements at the Effective Date. "Preliminary Prospectus" means the preliminary prospectus supplement to the Base Prospectuses used prior to the filing of the Prospectus; the term "Prospectus" means the prospectus supplement to the Base Prospectuses first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectuses. Any registration statement filed pursuant to Rule 462(b) under the 1933 Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statements" shall include the Rule 462(b) Registration Statement.

     Any reference in this Agreement to either of the Registration Statements, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of such Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statements or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to either of the Registration Statements, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this

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Agreement to financial statements and schedules and other information which is
"contained," "included" or "stated" in either of the Registration Statements, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in such Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission the Registration Statements on such Form, including the Base Prospectuses, for registration under the 1933 Act of the offering and sale of the Securities, one or more amendments to either of such Registration Statements may have been so filed, and the Company may have used a Preliminary Prospectus. Each of such Registration Statements, as so amended, has become effective. Although each of the Base Prospectuses may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") to be included in the Prospectus, such Base Prospectuses include all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the applicable Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectuses included in such Registration Statements relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Representatives prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectuses and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission.

          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When each of the Registration Statements or any amendment thereto was or is declared effective, it (I) complied as to form or will comply in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended

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     (the "1934 Act"), the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and (II) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when each of the Registration Statements or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Prospectus, as amended or supplemented at any such time, (A) complied as to form or will comply in all material respects with the requirements of, the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph do not apply to statements or omissions made in any Preliminary Prospectus, either of the Registration Statements or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

          If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

          The Company has not distributed and, prior to the later of (x) the Closing Time (and, if any Option Securities are purchased, the Date of Delivery) and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities pursuant to this Agreement other than the Registration Statements or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

          (ii) NO MATERIAL LIABILITIES. Subsequent to the respective dates as of which information is given in each of the Registration Statements and the Prospectus (x) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (y) the Company has not purchased any of its outstanding capital stock; and (z) there has not been any material change in the capital stock of the Company, or in the short-term or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

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          (iii)     INCORPORATED DOCUMENTS. Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) complied or will comply when so filed in all material respects with the 1934 Act and the 1934 Act Regulations.

          (iv) CAPITALIZATION. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable.

          (v) NO REGISTRATION RIGHTS. No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by this Agreement.

          (vi) NO EQUITY INTERESTS. Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except in connection with an investment in its ordinary course of business, or as otherwise described in or contemplated by the Prospectus.

          (vii) MARKET MANIPULATION. Neither the Company nor any of its affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (y) since the filing of either of the Registration Statements (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities other than as contemplated by this Agreement or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

          (viii) POWER AND AUTHORITY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement; each subsidiary of the Company is a corporation, limited liability company or limited partnership duly incorporated or organized, as the case may be, validly existing and in

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     good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in each of the Registration Statements and the Prospectus; all of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each of the Company's subsidiaries have been duly authorized and are fully paid and non-assessable and, except for SFT II, Inc., pledges made in connection with the Company's $300 million revolving credit facility maturing in July 2003 and as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

          (ix) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) ABSENCE OF DEFAULTS AND CONFLICTS. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective

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     properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

          (xii) NO VIOLATIONS. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, the consequence of which violation, breach or default would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or of its subsidiaries, taken as a whole.

          (xiii) INVESTMENT COMPANY ACT. The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by this Agreement and the application of the proceeds therefrom, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xiv) TITLE TO PROPERTY. The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Prospectus.

          (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders'

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     equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xvi) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xvii) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated in each of the Registration Statements and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (xviii)   FINANCIAL STATEMENTS. The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated in each of the Registration Statements and the Prospectus were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

          (xix) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;
     (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xx) LITIGATION. No legal or governmental proceedings are pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in either of the Registration Statements or the Prospectus and are not described therein; and no statutes, regulations, contracts or other documents that are required to be

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     described or incorporated in either of the Registration Statements or the
     Prospectus or to be filed as exhibits to either of the Registration Statements that are not described or incorporated therein or filed as required.

          (xxi) DIVIDENDS AND DISTRIBUTIONS. The Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, except for restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under existing agreements.

          (xxii) REIT STATUS. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation as described in the Prospectus has enabled it since January 1, 1998, and will enable it to continue, to meet the requirements for taxation as a REIT under the Code.

          (xxiii)   TAXES. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it (except in any case in which the failure so to pay would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole), to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

          (xxiv) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xxv) PENSION PLANS. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (y) Sections 412 or 4971 of the

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     Code or the regulations and published interpretations thereunder; and each
     "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

          (xxvi) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), properties, management, earnings, business affairs or business prospects, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (xxvii)   ENVIRONMENTAL LAWS. Except as described in or contemplated by the Prospectus, and except as would not otherwise reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law,
     (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable law, (F) no property owned or operated by the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (G) neither the Company nor any of its subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action under any Environmental Law, (H) there are no past or present actions, occurrences or operations which could reasonable be expected to prevent or interfere with compliance by the Company with any applicable Environmental Law or to result in liability under any applicable Environmental Law. For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. "Hazardous Material" means any pollutant, contaminant, waste, chemical, substance or constituent, including, without limitation, petroleum or petroleum products subject to regulation or which can give rise to liability under any Environmental Laws.

          (xxviii) OTHER AGREEMENTS. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except any default that would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

          (xxix) ABSENCE OF MATERIALLY ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in each of the Registration Statements and the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, other than as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto).

          (xxx) NO RECEIVER OR LIQUIDATOR. No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

          (xxxi) NEW YORK STOCK EXCHANGE LISTING. The Company's Common Stock is listed on the New York Stock Exchange. The Securities have been approved for listing on the New York Stock Exchange.

     (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any), and agrees with each Underwriter, as follows:

          (i) ACCURATE DISCLOSURE. None of the statements made in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) AUTHORIZATION OF AGREEMENT. The Selling Stockholder has limited liability company right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

          (iii) GOOD AND MARKETABLE TITLE. The Selling Stockholder will at the Closing Time and, if any Option Securities are purchased from the Selling Stockholder, on the Date of Delivery, have good and marketable title to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) DUE EXECUTION AND DELIVERY OF AGREEMENT. The Selling Stockholder has duly executed and delivered this Agreement, and assuming the due authorization, execution and delivery by the other parties hereto, this Agreement will be the valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

          (v) ABSENCE OF MANIPULATION. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to the Underwriters pursuant to this Agreement.

          (viii) NO ASSOCIATION WITH NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

     (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each of the Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,500,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Stockholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be less than two nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Selling Stockholder that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholder, at 9:00 A.M. (Eastern time) on November 20, 2002 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholder.

     Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds to one or more bank accounts designated by the Company and by the Selling Stockholder, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Either of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A under the 1933 Act and will notify the Representatives immediately, and confirm the notice in writing, (A) when any post-effective amendment to either of the Registration Statements shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to either of the Registration Statements or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to either of the Registration Statements (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in either of the Registration Statements at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the

Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of each of the Registration Statements as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of each of the Registration Statements as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of each of the Registration Statements and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend either of the Registration Statements or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend either of the Registration Statements or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statements or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of each of the Registration Statements and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of each of the Registration Statements and any Rule 462(b) Registration Statement.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds".

     (i) QUALIFICATION AS A REIT. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Directors of the Company to manage the business of the Company in the best interest of its stockholders.

     (j) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Lehman Brothers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans or employment agreements of the Company approved by the Board of Directors of the Company, (D) any shares of Common Stock issued pursuant to any non-employee dividend reinvestment plan, (E) any shares of Common Stock issued in mergers, acquisitions or other business combination transactions, (F) the filing of any universal shelf registration statement under the 1933 Act covering securities of the Company or (G) the filing of any registration statement under the 1933 Act covering resales of shares of Common Stock.

     (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including (i) the preparation, printing and filing of any amendments to either of the Registration Statements (including financial statements and exhibits), (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, if any, and (x) all costs and expenses of the Underwriters in connection with matters related to the Reserved Securities which are designated by the Company for sale to officers and directors of the Company.

     (b) EXPENSES OF THE SELLING STOCKHOLDER. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties or other duties and any stock or other transfer taxes, if any, payable upon the sale or delivery of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel.

     (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o) (to the extent any condition specified in Section 5(a), (b), (c), (g), (i), (j), (k), (m)(i),
(m)(iii), (m)(iv), (m)(viii) or (n) shall not have been fulfilled when and as required to be fulfilled), Section 9(a)(i) or Section 11 hereof (with respect to a default by the Company), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(o) (to the extent any condition specified in Section 5(d), (e), (h), (l), (m)(ii), (m)(v) or
(m)(vi) shall not have been fulfilled when and as required to be fulfilled) or
Section 11 hereof (with respect to a default by the Selling Stockholder), the Selling Stockholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder shall have made or may make for the sharing of such costs and expenses.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENTS; FILING OF PROSPECTUS SUPPLEMENT. Each of the Registration Statements, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of such Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

     (b) OPINION OF SPECIAL COUNSEL FOR THE COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) OPINION OF MARYLAND COUNSEL FOR THE COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (d) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Rinaldi, Finkelstein & Franklin, LLC, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (e) OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Dechert, special counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (f) OPINION OF SPECIAL COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to each of the Registration Statements and the Prospectus and such other related matters as the Representatives may reasonably require. In giving such opinion such counsel need not opine as to matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (g) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (h) CERTIFICATES OF SELLING STOCKHOLDER. At Closing Time, the Representatives shall have received a certificate of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (i) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

     (j) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (k) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

     (l) LOCK-UP AGREEMENT. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the Selling Stockholder.

     (m) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

          (ii) CERTIFICATE OF SELLING STOCKHOLDER. A certificate, dated such Date of Delivery, of the Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(h) remains true and correct as of such Date of Delivery.

          (iii) OPINION OF SPECIAL COUNSEL FOR COMPANY. The favorable opinion of Clifford Chance US LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(b) hereof.

          (iv) OPINION OF MARYLAND COUNSEL FOR COMPANY. The favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER. The favorable opinion of Rinaldi, Finkelstein & Franklin, LLC, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi) OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER. The favorable opinion of Dechert, special counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (vii) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

          (viii) BRING-DOWN COMFORT LETTER. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

     (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

     PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in either of the Registration Statements (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF UNDERWRITERS BY THE SELLING STOCKHOLDER. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in either of the Registration Statements (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in either of the Registration Statements (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, that the Selling Stockholder shall not be required to indemnify or hold harmless any person pursuant to this Section 6(b) for any amount in excess of the portion of the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder.

     (c) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND SELLING STOCKHOLDER. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed either of the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in either of the Registration Statements (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in either of the Registration Statements (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) INDEMNIFICATION FOR RESERVED SECURITIES. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense incurred by it as a result of the failure of any officers and/or directors of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Underwriters agree to use their reasonable efforts to sell any such Reserved Securities to other purchasers as part of the public offering contemplated hereby and to apply the proceeds from any such sale against any losses, liabilities, claims, damages and expenses incurred by the Underwriters as a result of the failure of the Reserved Securities participants to pay for and accept delivery of such Reserved Securities.

     (g) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION AND CONTRIBUTION. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification or contribution, including without limitation, the Amended and Restated Registration Rights Agreement, dated March 18, 1998, among the Company, Starwood Mezzanine Investors, L.P., B Holdings, LLC and the Selling Stockholder.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party referred to therein which is required to indemnify and hold harmless an indemnified party in respect of any such losses, liabilities, claims, damages or expenses shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

     The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the portion of the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholder.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed either of the Registration Statements, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholder to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any Selling Stockholder or any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and the Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in either of the Registration Statements or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. DEFAULT BY THE SELLING STOCKHOLDER OR THE COMPANY.

     (a) If the Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then, subject to the other provisions of this Agreement, the Underwriters shall continue to be obligated to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by the Selling Stockholder as referred to in this
Section 11, each of the Representatives and the Company shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in either of the Registration Statements or Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this
Section 11 shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attn: Mr. Brett Bossung; notices to the Company shall be directed to it at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036, Attn: President (with a copy to 1114 Avenue of the

Americas, 27th Floor, New York, New York 10036, Attn: General Counsel); and notices to the Selling Stockholder shall be directed to Starwood Capital Group, 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attn: Mr. Jerome C. Silvey, with a copy to Rinaldi, Finkelstein & Franklin, LLC, 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attn: Ellis Rinaldi, Esq.

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                                         Very truly yours,

                                         iSTAR FINANCIAL INC.

                                         By:
                                            -------------------------
                                            Name:
                                            Title:

                                         SOFI-IV SMT HOLDINGS, L.L.C.

                                         By: STARWOOD OPPORTUNITY FUND IV, L.P.,
                                             its Sole Member and Manager

                                            By: SOFI IV MANAGEMENT, L.L.C.,
                                                its General Partner

                                                By: STARWOOD CAPITAL GROUP,
                                                    L.L.C., its General Manager

                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title:

CONFIRMED AND ACCEPTED,
 as of the date first above written:

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC

By: LEHMAN BROTHERS INC.

By:
   -----------------------
   Name:
   Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                                                                  Number of
           Name of Underwriter                               Initial Securities
           -------------------                               ------------------
Lehman Brothers Inc.......................................            3,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated .......            2,000,000
Banc of America Securities LLC ...........................            1,125,000
Bear, Stearns & Co. Inc...................................            1,125,000
Goldman, Sachs & Co.......................................            1,125,000
UBS Warburg LLC ..........................................            1,125,000
                                                                     ----------
Total.....................................................           10,000,000

                                                                      SCHEDULE B

                                         Number of Initial           Maximum Number of Option
                                       Securities to Be Sold          Securities to Be Sold
                                       ---------------------         ------------------------
iStar Financial, Inc................          8,000,000                              0
SOFI-IV SMT Holdings, L.L.C.........          2,000,000                      1,500,000
                                             ----------                      ---------
    Total...........................         10,000,000                      1,500,000

                                                                      SCHEDULE C

                              iSTAR FINANCIAL INC.
                        10,000,000 Shares of Common Stock
                           (Par Value $.001 Per Share)


               1. The public offering price per share for the Securities, determined as provided in Section 2, shall be $26.77.

               2. The purchase price per share for the Securities (other than the Reserved Securities) to be paid by the several Underwriters shall be $25.43, being an amount equal to the public offering price set forth above less $1.34 per share. The purchase price per share for the Reserved Securities to be paid by the several Underwriters shall be the public offering price set forth above.

                                                                      SCHEDULE D

                                  SUBSIDIARIES

767 Stars, LLC
1001 East Palm LLC
7555-7575 Colshire LLC
Acquest Government Holdings, L.L.C.
Acquest Government Holdings II, LLC
Acquest Holdings FC, LLC
ACRE CLS, LLC
ACRE Dublin, LLC
ACRE HPC, LLC
ACRE IDG, LLC
ACRE IDG Manager, LLC
ACRE Partners, L.L.C.
ACRE Richfield, LLC
ACRE Seymour, LLC
ACRE Simon, L.L.C.
American Corporate Real Estate, Inc.
BM Center, LLC
Brandon Sunbelt, LLC
Corporate Technology Centre Associates, LLC
Corporate Technology Centre Associates II, LLC
CTC Associates I, L.P.
CTC Associates II, L.P.
CTC Associates I GenPar, LLC
CTC Associates II GenPar, LLC
CTL I Maryland, Inc.
FMAC StarFund, L.L.P.
F/S Subsidiary, L.L.C.
iStar Asset Receivable Trust
iStar Asset Services, Inc.
iStar Campbellsville LLC
iStar Columbus LLC
iStar CTL I, L.P
iStar CTL I GenPar, Inc.
iStar DB Seller, LLC
iStar D.C., Inc.
iStar /Denver Place, L.L.C.
iStar Eagle L.P.
iStar Eagle GenPar LLC
iStar Finance Sub V LLC
iStar Funding, LLC
iStar GT, L.P.

iStar GT GenPar LLC
iStar Harborside LLC
iStar Harrisburg Business Trust
iStar Harrisburg L.P.
iStar Harrisburg GenPar LLC
iStar HQ GT, Inc.
iStar HQ GT Illinois, Inc.
iStar HQ I, Inc.
iStar HQ I GenPar, Inc.
iStar HQ I, L.P.
iStar HQ I Maryland, Inc.
iStar Merger Co. I
iStar Merger Co. II
iStar Poydras, LLC
iStar Preferred Holdings LLC
iStar Quincy LLC
iStar Real Estate Services, Inc.
iStar San Jose, LLC
iStar Spartanburg LLC
iStar Sunnyvale, LLC
iStar Sunnyvale Partners, L.P.
iStar Ventures, Inc.
iStar Ventures Direct Holdings, L.L.C.
iStar Walden, LLC
MD3 Cayman L.P.
NewPar, LLC
NewPar/New LLC
P Funding Inc.
Red Lion GP, Inc.
RLH Partnership, L.P.
SFI I, LLC
SFT I, Inc.
SFT II, Inc.
SFT/RLH, Inc.
SFT Starbonds Inc.
SFT Venturer, LLC
SFT Whole Loans A, Inc.
Star Liberty Funding LLC
STARS I Corp.
STARS Investment I Corp.
Starwood Operating, Inc.
STW Holdings I, Inc.
TriNet Concord Farms I Limited Partnership
TriNet Concord Farms II Limited Partnership
TriNet Concord Farms III Limited Partnership
TriNet Corporate Partners I, L.P.

TriNet Corporate Partners II, L.P.
TriNet Corporate Partners III, L.P.
TriNet Corporate Realty Trust, Inc.
TriNet Essential Facilities I, Inc.
TriNet Essential Facilities II, Inc.
TriNet Essential Facilities III, Inc.
TriNet Essential Facilities IV, Inc.
TriNet Essential Facilities V, Inc.
TriNet Essential Facilities VI, Inc.
TriNet Essential Facilities VII, Inc.
TriNet Essential Facilities VIIIR, Inc.
TriNet Essential Facilities X, Inc.
TriNet Essential Facilities XI, Inc.
TriNet Essential Facilities XII, Inc.
TriNet Essential Facilities XIV, Inc.
TriNet Essential Facilities XV, Inc.
TriNet Essential Facilities XVI, Inc.
TriNet Essential Facilities XVIII, Inc.
TriNet Essential Facilities XIX, Inc.
TriNet Essential Facilities XX, Inc.
TriNet Essential Facilities XXI, Inc.
TriNet Essential Facilities XXII, Inc.
TriNet Essential Facilities XXIII, Inc.
TriNet Essential Facilities XXIV, Inc.
TriNet Essential Facilities XXV, Inc.
TriNet Essential Facilities XXVI, Inc.
TriNet Essential Facilities XXVII, Inc.
TriNet Essential Facilities XXVIII, Inc.
TriNet Essential Facilities XXIX, Inc.
TriNet Essential Facilities XXX, Inc.
TriNet Management Operating Company, Inc.
TriNet Milpitas Associates, LLC
TriNet Property Partners, L.P.
TriNet Realty Capital, Inc.
TriNet Realty Investors I, Inc.
TriNet Realty Investors II, Inc.
TriNet Realty Investors III, Inc.
TriNet Realty Investors IV, Inc.
TriNet Realty Investors V, Inc.
TriNet Realty Ventures, Inc.
TriNet Sunnyvale Partners, L.P.
TriNet XVII Realty Trust
W9/TriNet Poydras, LLC

                                                                       EXHIBIT A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


          (i) Each of the Registration Statements is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of either of the Registration Statements or any amendment thereto has been issued and, to the best knowledge of such counsel, no proceedings for that purpose are pending or threatened by the Commission.

          (ii) Each of the Registration Statements and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

          (iii) Such counsel has no reason to believe that (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) (x) either of the Registration Statements, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) The Company and each of its significant subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where such counsel has been advised that the failure to be so qualified would amount to a material liability or disability to the Company and its subsidiaries, taken as a whole; the Company and each of its significant subsidiaries have full power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in each of the Registration Statements and the Prospectus, and the Company has corporate power to enter into the Purchase Agreement and to carry out all the terms and provisions hereof to be carried out by it; all of the issued and outstanding shares of capital stock of each of the Company's significant subsidiaries, except as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, except for pledges of subsidiary stock under debt instruments.

          (v) The statements set forth under the heading "Description of Securities to be Registered--Common Stock" in the Base Prospectus relating to Registration Statement No. 333-32946 and the statements set forth under the headings "Description of Common Stock and Preferred Stock--Common Stock" and "Description of Common Stock and Preferred Stock--Restrictions on Ownership and Transfer" in the Base Prospectus relating to Registration Statement No. 333-83646, insofar as such statements purport to summarize certain provisions of the Common Stock, provide a fair summary of such provisions; and the statements set forth under the heading "Material Federal Income Tax Consequences" in each of the Base Prospectuses, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects as required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

          (vi) The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and the Purchase Agreement has been duly executed and delivered by the Company.

          (vii) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (viii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Stockholder is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

          (xi) No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by the Purchase Agreement.

          (xii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the compliance by the Company with the provisions of the Purchase Agreement and the consummation of the transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made (and specified in such opinion) or such as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument, known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or its subsidiaries.

          (xiii) The Company is not an "investment company" and, after giving effect to the offering of the Securities contemplated by the Purchase Agreement, will not be an "investment company", as such term is defined in the 1940 Act.

          (xiv) Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described or incorporated in either of the Registration Statements or the Prospectus and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in either of the Registration Statements or the Prospectus or to be filed as exhibits to either of the Registration Statements that are not described or incorporated therein or filed as required.

          (xv) Commencing with the Company's taxable year ended December 31, 1998, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its method of operation, as described in each of the Registration Statements and set forth in the Company's amended and restated charter, has enabled the Company to meet and, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the

State of New York or the United States or the General Corporation Law of the State of Delaware, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP.

                                                                       EXHIBIT B


             FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)

               (i) SOFI-IV SMT Holdings, L.L.C. is a limited liability company duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

               (ii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any United States, Delaware, Connecticut or New York court or governmental authority or agency (other than under the 1993 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion), is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement or in connection with the offer, sale or delivery of the Securities.

               (iii) The Purchase Agreement has been duly executed and delivered by the Selling Stockholder.

               (iv) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in each of the Registration Statements and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement, in each case known to such counsel (after reasonable inquiry), to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

                                                                       EXHIBIT C


         FORM OF OPINION OF SPECIAL COUNSEL FOR THE SELLING STOCKHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 5(e)

               (i) Assuming that none of the Underwriters has notice of any adverse claims with respect to the Securities then, upon delivery to one of the Representatives of such Securities against payment therefor indorsed to such Representative or indorsed in blank by an effective indorsement, such Representative will acquire such Securities (and the shares represented thereby) free of any adverse claims under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "UCC"). As used herein, "notice of adverse claim" has the meaning set forth in Section 8-105 of the UCC and includes, without limitation, any adverse claims which such Representative or any Underwriter would discover upon any investigation which such person has a duty, imposed by statute or regulation, to investigate.

     In rendering any such opinion, such counsel may assume that the Underwriters will have purchased the Securities for value in good faith and that the Underwriters' rights are not limited by subsection (c) of Section 8-302 of the UCC.

                                                                       EXHIBIT D


                            FORM OF LOCK-UP AGREEMENT
                            PURSUANT TO SECTION 5(l)

                                                  [____________], 2002

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC,
 as Representatives of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o  Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

     Re:  PROPOSED PUBLIC OFFERING OF ISTAR FINANCIAL INC. COMMON STOCK

Ladies and Gentlemen:

     The undersigned, a selling stockholder of iStar Financial Inc., a Maryland corporation (the "Company"), understands that Lehman Brothers Inc. ("Lehman Brothers"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., and UBS Warburg LLC (collectively, the "Representatives") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the undersigned providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a selling stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Lehman Brothers, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Securities to be sold pursuant to the Purchase Agreement and (ii) any Common Stock offered or sold by the undersigned which is included in a registered primary offering of Common Stock by the Company. This letter shall lapse and become null and void if the undersigned has not executed and delivered the Purchase Agreement on or before December 1, 2002 or, if the Representatives have advised the undersigned that a public offering of the Securities is unlikely or cannot be completed on favorable terms, upon receipt by Lehman Brothers of notice from the undersigned directing the Representatives to terminate such public offering.

                                             Very truly yours,

                                             SOFI-IV SMT HOLDINGS, L.L.C.


                                             By:
                                                --------------------------
                                                Name:
                                                Title:

                                       D-2